EXHIBIT 99.1

To Form 8-K dated July 27, 2017

Charles M. Shaffer

Executive Vice President

Chief Financial Officer

(772) 221-7003

Chuck.Shaffer@seacoastbank.com

SEACOAST REPORTS SECOND QUARTER 2017 RESULTS

• Net Income Increased 44% Year-Over-Year to $7.7 Million; Net Revenue Increased 25% to $54.6 Million

• Expands into Highly Attractive Tampa MSA with Completion of GulfShore Acquisition

• Posts Another Record Quarter of Consumer and Small Business Originations

STUART, Fla., July 27, 2017 /PRNewswire/ — Seacoast Banking Corporation of Florida (“Seacoast” or “the Company”) (NASDAQ: SBCF) today reported net income of $7.7 million for the second quarter of 2017, a 44% or $2.3 million increase from the second quarter of 2016. Year to date net income as of June 30, 2017 was $15.6 million, a 68% or $6.3 million increase compared to the prior year period. The Company reported second quarter adjusted net income1 of $12.7 million, representing a 38% or $3.5 million increase from the second quarter of 2016. Year to date adjusted net income1 was $22.9 million, a 42% or $6.7 million increase compared to prior year to date results.

For the second quarter 2017, return on average tangible assets was 0.66%, return on average tangible shareholders’ equity was 7.25%, and the efficiency ratio was 73.90%, compared to 0.56%, 6.62%, and 78.01%, respectively, in the second quarter of 2016.  Adjusted return on average tangible assets1 was 1.02%, adjusted return on average tangible shareholders’ equity1 was 11.22%, and the adjusted efficiency ratio1 was 61.20%, compared to 0.89%, 10.60%, and 64.78%, respectively, in the second quarter of 2016.

Dennis S. Hudson, III, Seacoast’s Chairman and CEO, said “Our commitment to organic growth is producing continued consumer and small business loan growth, with a robust sales pipeline and expansion in households and customers, as we follow our credit guardrails and maintain loan granularity. Our loan growth is matched with continued execution of sound, accretive acquisitions that allow us to implement our proven integration playbook and strengthen our footprint in important Florida markets.”

“Our investments over the last six months have helped put Seacoast in a position to successfully execute our Vision 2020 plan, based on modernizing how we sell while lowering our cost-to-serve. The signs of progress are already evident as we boost transactions outside the branch and provide a heightened level of banking convenience through mobile adoption.”

Guidance

The Company is reiterating its previous guidance of $1.28 to $1.32 adjusted diluted earnings per share1 for full year 2017.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

Notable Items Affecting Second Quarter 2017 Results

As Seacoast continues to scale and invest in its Vision 2020 objectives, certain items, many of which were introduced last quarter, aggregated to $8.2 million in noninterest expense in the second quarter.

•	Leveraging our proven acquisition playbook, we completed the acquisition of GulfShore Bank on April 7, 2017, expanding the Seacoast footprint to the Tampa market. GulfShore and other merger and acquisition-related charges totaled $5.1 million[2], including $3.0 million of compensation-related expense. We added 36 full-time equivalent (“FTE”) associates to our overall headcount to service the Tampa market. These additions were partially offset by strategic headcount reductions in other areas.
•	We continued execution of our branch reduction strategy, completing five branch closures in the first half of this year. Expenses associated with the four previously announced branch closures, and one additional closure in the second quarter, totaled $1.9 million[2].
•	During the first quarter 2017, the Company onboarded a commercial lending team focused on specialized equipment lending for lower middle market companies. The second quarter noninterest expense reflects the full $571 thousand impact of this team on noninterest expense.

•	During the second quarter, we recorded incentive expense totaling $247 thousand for one-time signing bonuses associated with investments in technology and audit talent as we scale our organization for growth.

•	We opened a second customer support center in Orlando during the quarter, expanding our ability to support growth and our customers’ ever-increasing utilization of our 24/7 service model. This contributed to an increase in expenses in the second quarter by approximately $200 thousand.

•	Net loss on other real estate owned and repossessed assets increased $507 thousand compared to the prior quarter, with a $346 thousand net gain in the first quarter, and losses of $161 thousand in the second quarter.

Second Quarter 2017 Financial Highlights

Income Statement

•	Net income was $7.7 million, or $0.18 per average common diluted share, compared to $7.9 million or $0.20 for the prior quarter and $5.3 million or $0.14 for the second quarter of 2016. For the six months ended June 30, 2017, net income was $15.6 million compared to $9.3 million for the six months ended June 30, 2016. Adjusted net income[1] was $12.7 million, or $0.29 per average common diluted share, compared to $10.3 million or $0.26 for the prior quarter and $9.2 million or $0.24 for the second quarter of 2016. For the six months ended June 30, 2017, adjusted net income[1] was $22.9 million compared to $16.2 million for the six months ended June 30, 2016.

•	Net revenues were $54.6 million, an increase of $6.6 million or 14% compared to the prior quarter, and an increase of $11.0 million or 25% from the second quarter of 2016. For the six months ended June 30, 2017, net revenues were $102.7 million, an increase of $20.1 million or 24% compared to the six months ended June 30, 2016. Adjusted revenues[1] were $54.6 million, an increase of $6.6 million, or 14%, from the prior quarter and an increase of $11.0 million, or 25% from the second quarter of 2016. For the six months ended June 30, 2017, adjusted revenues[1] were $102.7 million, an increase of $20.7 million or 25% compared to the six months ended June 30, 2016.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures” Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

2Excluded from the calculation of Adjusted Noninterest Expense, a Non-GAAP measure. See “Explanation of Certain Unaudited Non-GAAP Financial Measures.”

•	Net interest income totaled $44.2 million, an increase of $6.0 million or 16% from the prior quarter and an increase of $9.7 million or 28% from the second quarter of 2016. The current quarter benefited from accretion of $1.5 million associated with early payoffs on securities and acquired loans. For the six months ended June 30, 2017, net interest income totaled $82.3 million, an increase of $17.6 million or 27% compared to the six months ended June 30, 2016.

•	Noninterest income totaled $10.5 million, an increase of $0.6 million or 6% compared to the prior quarter and $1.3 million or 15% higher than the second quarter of 2016. For the six months ended June 30, 2017, noninterest income totaled $20.4 million, 14% higher than the six months ended June 30, 2016. Mortgage banking fees declined quarter over quarter, the result of shifting consumer demand for construction product and tight inventory levels. Offsetting the decline, marine finance fees increased quarter over quarter reflecting strong demand for marine vessels and a strategic shift to selling more production. Other noninterest income also increased quarter over quarter by $451 thousand, largely the result of pricing increases implemented across the franchise on a number of services offered.

•	Net interest margin was 3.84% in the current quarter compared to 3.63% in the prior quarter and 3.63% in the second quarter of 2016. Net interest margin benefited from accretion on early payoffs of securities and acquired loans totaling 13 basis points. The remaining increase quarter over quarter was primarily the result of higher short-term interest rates.

•	The provision for loan losses was $1.4 million compared to $1.3 million in the prior quarter and $0.7 million in the second quarter of 2016, as a result of growth in loans outstanding.

•	Noninterest expense was $41.6 million compared to $34.7 million in the prior quarter and $34.8 million in the second quarter of 2016. For the six months ended June 30, 2017, noninterest expense was $76.4 million compared to $67.1 million for the six months ended June 30, 2016.

•	The current quarter included expenses of $1.9 million associated with branch reduction initiatives, which are expected to have a positive impact to expenses over the remainder of the year. In addition, $5.9 million of merger related charges and amortization of intangibles was incurred in the current quarter primarily related to the acquisition of GulfShore Bank in April 2017.
•	Adjusted noninterest expense[1] was $33.8 million compared to $30.9 million in the prior quarter, and $28.4 million in the second quarter of 2016. For the six months ended June 30, 2017, adjusted noninterest expense[1] was $64.8 million compared to $55.3 million for the six months ended June 30, 2016. The increase quarter over quarter is related to the addition of ongoing headcount and expenses associated with our new Tampa market operations totaling $1.1 million, a loss of $161 thousand on other real estate owned in the current quarter compared to a net gain of $346 thousand in the prior quarter, the full $571 thousand impact in the current quarter of the commercial lending team acquired in the first quarter, as well as other investments made in talent and professional services to scale the organization.

•	Seacoast recorded a $3.9 million income tax provision in the current quarter, compared to $4.1 million in the prior quarter and $2.8 million in the second quarter of 2016. Tax benefits in excess of stock-based compensation were $331 thousand in the current quarter and $234 thousand in the prior quarter.

•	Second quarter 2017 adjusted revenues[1] increased 14% compared to prior quarter, while adjusted noninterest expense[1] increased 9%, providing 5% operating leverage.

•	The efficiency ratio was 73.9% compared to 71.1% in the prior quarter and 78.0% in the second quarter of 2016. The adjusted efficiency ratio[1] decreased to 61.2% compared to 64.7% in the prior quarter and 64.8% in the second quarter of 2016.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

Balance Sheet

•	At June 30, 2017, the Company had total assets of $5.3 billion and total shareholders' equity of $577.4 million. Book value per share was $13.29 and tangible book value per share was $10.55, compared to $12.34 and $10.41, respectively, at March 31, 2017.

•	Loan production remained strong across all categories. Net loans totaled $3.3 billion at June 30, 2017, an increase of $355 million or 12% compared to March 31, 2017, and an increase of $709 million or 27% from June 30, 2016. Excluding acquisitions, loans increased $463 million or 18% from the second quarter of 2016.
•	Consumer and small business originations reached $98 million, a new record level, during the current quarter.
•	Commercial originations remain strong at $110 million.
•	We continue to prudently manage CRE exposure. At 49% and 217% of total risk-based capital respectively, construction and land development and commercial real estate loan concentrations remain well below regulatory guidance.
•	Closed residential loans retained during the current quarter were $85 million, reflecting continued strong performance.

•	Pipelines (loans in underwriting and approval or approved and not yet closed) remain strong at $146 million in commercial, $72 million in mortgage, and $50 million in consumer and small business.
•	Commercial pipelines increased $23.7 million, or 19%, over prior quarter and $33.1 million, or 29%, over year-ago levels.
•	Mortgage pipelines decreased $6.7 million, or 9%, from prior quarter and increased $5.6 million, or 8%, over year-ago levels.
•	Consumer and small business increased from prior quarter by $5.2 million, or 12%, and from year-ago levels by $11.2 million, or 29%.

•	Total deposits were $4.0 billion as of June 30, 2017, an increase of $297 million, or 8%, compared to prior quarter and an increase of $474 million, or 14%, from the second quarter of 2016.
•	Deposit growth reflects our success in growing households both organically and through acquisitions. Since June 30, 2016, interest bearing deposits (interest bearing demand, savings and money markets deposits) increased $205 million, or 10%, to $2.2 billion, noninterest bearing demand deposits increased $162 million, or 14%, to $1.3 billion, and CDs increased $108 million, or 28%, to $494 million. Excluding acquired deposits, noninterest bearing deposits increased 8% and total deposits increased 1% compared to June 30, 2016.
•	The Company’s balance sheet continues to be primarily core deposit funded. Core customer funding increased to $3.6 billion at June 30, 2017, a 5% increase from March 31, 2017 and an 11% increase from June 30, 2016.
•	Seacoast continues to benefit from our competitive cost of funds. Overall cost of deposits in the current quarter is 0.17%, reflecting the significant value of the deposit franchise.

•	Second quarter return on average assets (ROA) was 0.61%, compared to 0.68% in the prior quarter and 0.51% from the second quarter of 2016. Return on average tangible assets (ROTA) was 0.66%, compared to 0.74% in the prior quarter and 0.56% in the second quarter of 2016. Adjusted ROTA[1] was 1.02% compared to 0.90% in the prior quarter and 0.89% in the second quarter of 2016.

Capital

•	Issued 2.6 million shares in connection with the acquisition of GulfShore Bank on April 7, 2017.
•	The common equity tier 1 capital ratio (CET1) was 12.1%, total capital ratio was 14.5% and the tier 1 leverage ratio was 10.3% at June 30, 2017.
•	Tangible common equity to tangible assets was 8.9% at June 30, 2017.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

Asset Quality

•	Nonperforming loans to total loans outstanding at June 30, 2017 decreased to 0.52% from 0.57% at March 31, 2017 and from 0.58% as of June 30, 2016.
•	Nonperforming assets to total assets declined to 0.49% at June 30, 2017, compared to 0.52% at March 31, 2017 and 0.55% one year ago. Of the $25.7 million in nonperforming assets, $5 million relates to seven closed branch properties held as REO.
•	The ratio of allowance for loan losses to non-acquisition related loans was 0.95% at June 30, 2017, 0.95% at March 31, 2017, and 0.99% at June 30, 2016.

FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)	2Q17	1Q17	4Q16	3Q16	2Q16

Selected Balance Sheet Data (at period end):
Total Assets	$5,281,295	$4,769,775	$4,680,932	$4,513,934	$4,381,204
Gross Loans	3,330,075	2,973,759	2,879,536	2,769,338	2,616,052
Total Deposits	3,975,458	3,678,645	3,523,245	3,510,493	3,501,316

Performance Measures:
Net Income	$7,676	$7,926	$10,771	$9,133	$5,332
Net Interest Margin	3.84%	3.63%	3.56%	3.69%	3.63%
Average Diluted Shares Outstanding (000)	43,556	39,499	38,252	38,170	38,142
Diluted Earnings Per Share (EPS)	$0.18	$0.20	$0.28	$0.24	$0.14
Return on (annualized):
Average Assets (ROA)	0.61%	0.68%	0.94%	0.82%	0.51%
Average Tangible Common Equity (ROTCE)	7.25	8.77	12.51	10.91	6.62
Efficiency Ratio	73.90	71.08	62.36	68.60	78.01

Adjusted Operating Measures[1]:
Adjusted Net Income	$12,665	$10,270	$11,803	$11,061	$9,156
Adjusted Diluted EPS	0.29	0.26	0.31	0.29	0.24
Adjusted ROTA	1.02%	0.90%	1.05%	1.01%	0.89%
Adjusted ROTCE	11.22	10.74	13.14	12.56	10.60
Adjusted Efficiency Ratio	61.20	64.65	60.84	63.14	64.78
Adjusted Noninterest Expenses as a Percentage of Average Tangible Assets	2.73	2.71	2.56	2.76	2.76

Other Data
Market Capitalization	$1,047,361	$976,368	$838,762	$611,824	$617,007
Full Time Equivalent Employees	759	743	725	731	784
Number of ATMs	76	76	77	80	85
Full Service Banking Offices	45	46	47	47	57
Registered Online Users	75,394	71,385	67,243	66,115	61,634
Registered Mobile Users	55,013	50,729	47,131	44,128	38,619

Second Quarter and Year-to-Date 2017 Strategic Highlights

Modernizing How We Sell

•	The Company reached another significant milestone, surpassing 100,000 households during the quarter.
•	We had a record number of deposit accounts opened outside of the branch this quarter, with 13% of all deposit accounts being opened through non-branch channels including our website and 24/7 customer support center.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles.  Prior periods have been revised to conform with the current period presentation.

•	On May 4, we announced the expansion of our presence in the South Florida market through our agreement to acquire Palm Beach Community Bank. This acquisition will build upon our previous investment, the acquisition of Grand Bankshares Inc., completed in July 2015. On May 18, we signed an agreement to acquire NorthStar Banking Corporation, the holding company for NorthStar Bank, headquartered in Tampa, Florida. The addition of NorthStar Bank deepens our presence in the Tampa market and builds on our acquisition of GulfShore Bank completed in April 2017.
•	Consumer and small business loans originated in digital channels or by our customer support center grew 25% over first quarter 2017 and by 9% year-over-year. These are the fastest growing channels and reflects customers seeking the high level of convenience across our banking platform.

Lowering Our Cost to Serve

•	Mobile penetration increased to 32% of eligible primary consumer checking customers from 28% in June of last year.
•	39% of checks are now deposited outside the branch network, compared to 33% in June of last year.
•	In the first half of 2017, we consolidated five banking center locations. Costs associated with closures in the second quarter were $1.9 million, and the associated benefits are expected to be more fully realized in the second half of the year.
•	Customer adoption of more convenient digital channels continues to grow. In June 2017, our non-teller transactions made up 50% of our total transaction volume, up from 41% two years ago. We expect this shift in customer preference to continue to accelerate, requiring continued focus on building a digitally integrated business model.

Driving Improvements in How Our Business Operates

•	We recognized savings in the quarter due to the successful renegotiation of our agreement with a key technology and digital services provider. The agreement expands digital banking capabilities, improves service level agreements and increases our ability to scale.
•	In the first quarter 2017, by opening a second customer support center in Orlando, we expanded our ability to support growth and our customers’ ever-increasing utilization of our 24/7 service model. This contributed to an increase in expenses in the current quarter by approximately $200 thousand, while providing us with access to a larger talent pool and helping strengthen our business continuity plan.
•	During the first half of 2017, we have invested to upgrade core infrastructure and relocate our primary data center to a hardened facility dedicated to providing resilient infrastructure services.

Scaling and Evolving Our Culture

•	Earlier this year Associates participated in our annual engagement survey, which measures items such as job satisfaction and commitment to our customers. Key scores in the survey rose across the board, surpassing the 90th percentile norm for employee engagement.
•	We welcomed 36 associates from GulfShore Bank. We continue to grow our talent base in this highly attractive market. Joseph Caballero, former CEO of Gulfshore Bank will lead Seacoast’s efforts in Tampa accepting a role as Tampa market executive. Joe brings significant experience operating in the Tampa MSA, with over 25 years’ experience in banking and middle market lending.
•	Julie Kleffel, EVP and head of community banking was named an Orlando Business Journal 2017 Business Executive of the Year. She was recognized as part of the publication's annual Women Who Mean Business awards in April.

OTHER INFORMATION

Conference Call Information

Seacoast will host a conference call on Friday, July 28, 2017 at 10:00 a.m. (Eastern Time) to discuss the earnings results. Investors may call in (toll-free) by dialing (888) 517-2458 (passcode: 9982 916). Slides will be used during the conference call and may be accessed at Seacoast's website at SeacoastBanking.com by selecting "Presentations" under the heading "Investor Services." A replay of the call will be available for one month, beginning late afternoon of July 28, by dialing (888) 843-7419 and using passcode: 9982 916.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Investor Services." Beginning the afternoon of July 28, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $5.3 billion in assets and $4.0 billion in deposits as of June 30, 2017. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 45 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the Company is available at SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2016, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except per share data)	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
Summary of Earnings
Net income	$7,676	$7,926	$10,771	$9,133	$5,332	$15,602	$9,298
Net interest income (1)	44,320	38,377	37,628	37,735	34,801	82,697	65,150
Net interest margin (1), (2)	3.84%	3.63%	3.56%	3.69%	3.63%	3.74%	3.65

Performance Ratios
Return on average assets-GAAP basis (2)	0.61%	0.68%	0.94%	0.82%	0.51%	0.64%	0.48
Return on average tangible assets (2),(3)	0.66	0.74	1.00	0.88	0.56	0.70	0.52
Adjusted return on average tangible assets (2), (3), (5)	1.02	0.90	1.05	1.01	0.89	0.96	0.85

Return on average shareholders' equity-GAAP basis (2)	5.43	6.89	9.80	8.44	5.15	6.08	4.75
Return on average tangible shareholders' equity-GAAP basis (2),(3)	7.25	8.77	12.51	10.91	6.62	7.94	5.89
Adjusted return on average tangible common equity (2), (3), (5)	11.22	10.74	13.14	12.56	10.60	11.00	9.57
Efficiency ratio (4)	73.90	71.08	62.36	68.60	78.01	72.58	79.76
Adjusted efficiency ratio (5)	61.20	64.65	60.84	63.14	64.78	62.82	67.04
Noninterest income to total revenue	19.16	20.61	20.96	20.68	20.89	19.84	21.52
Average equity to average assets	11.17	9.93	9.56	9.74	9.91	10.58	10.09

Per Share Data
Net income diluted-GAAP basis	$0.18	$0.20	$0.28	$0.24	$0.14	$0.38	$0.25
Net income basic-GAAP basis	0.18	0.20	0.29	0.24	0.14	0.38	0.26
Adjusted earnings (5)	0.29	0.26	0.31	0.29	0.24	0.55	0.44

Book value per share common	13.29	12.34	11.45	11.45	11.20	13.29	11.20
Tangible book value per share	10.55	10.41	9.37	9.35	9.08	10.55	9.08
Cash dividends declared	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Other Data
Market capitalization (6)	1,047,361	976,368	838,762	611,824	617,007	1,047,361	617,007
Full-time equivalent employees	759	743	725	731	784	759	784
Number of ATMs	76	76	77	80	85	76	85
Full service banking offices	45	46	47	47	57	45	57
Registered online users	75,394	71,385	67,243	66,115	61,634	75,394	61,634
Registered mobile devices	55,013	50,729	47,131	44,128	38,619	55,013	38,619

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The Company defines average tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
(4)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).
(5)	Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures."
(6)	Common shares outstanding multiplied by closing bid price on last day of each period.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER					YTD
	2017		2016			June 30,	June 30,
(Dollars in thousands, except share and per share data)	Second	First	Fourth	Third	Second	2017	2016

Interest on securities:
Taxable	$8,379	$8,087	$6,880	$6,966	$6,603	$16,466	$12,286
Nontaxable	206	287	287	287	299	493	463
Interest and fees on loans	38,209	31,891	32,007	31,932	29,244	70,100	55,278
Interest on federal funds sold and other investments	604	510	517	429	433	1,114	723
Total Interest Income	47,398	40,775	39,691	39,614	36,579	88,173	68,750

Interest on deposits	854	624	622	679	688	1,478	1,292
Interest on time certificates	814	566	598	613	550	1,380	863
Interest on borrowed money	1,574	1,420	1,046	874	848	2,994	1,880
Total Interest Expense	3,242	2,610	2,266	2,166	2,086	5,852	4,035

Net Interest Income	44,156	38,165	37,425	37,448	34,493	82,321	64,715
Provision for loan losses	1,401	1,304	1,000	550	662	2,705	861
Net Interest Income After Provision for Loan Losses	42,755	36,861	36,425	36,898	33,831	79,616	63,854

Noninterest income:
Service charges on deposit accounts	2,435	2,422	2,612	2,698	2,230	4,857	4,359
Trust fees	917	880	969	820	838	1,797	1,644
Mortgage banking fees	1,272	1,552	1,616	1,885	1,364	2,824	2,363
Brokerage commissions and fees	351	377	480	463	470	728	1,101
Marine finance fees	326	134	115	138	279	460	420
Interchange income	2,671	2,494	2,334	2,306	2,370	5,165	4,587
Other deposit based EFT fees	114	140	125	109	116	254	243
BOLI income	757	733	611	382	379	1,490	1,220
Other	1,624	1,173	1,060	963	1,065	2,797	1,804
	10,467	9,905	9,922	9,764	9,111	20,372	17,741
Securities gains, net	21	0	7	225	47	21	136
Total Noninterest Income	10,488	9,905	9,929	9,989	9,158	20,393	17,877

Noninterest expenses:
Salaries and wages	18,375	15,369	12,476	14,337	13,884	33,744	27,283
Employee benefits	2,935	3,068	2,475	2,425	2,521	6,003	5,003
Outsourced data processing costs	3,456	3,269	3,076	3,198	2,803	6,725	7,242
Telephone / data lines	648	532	502	539	539	1,180	1,067
Occupancy	4,421	3,157	2,830	3,675	3,645	7,578	6,617
Furniture and equipment	1,679	1,391	1,211	1,228	1,283	3,070	2,281
Marketing	1,074	922	847	780	957	1,996	2,006
Legal and professional fees	3,276	2,132	2,370	2,213	2,656	5,408	5,013
FDIC assessments	650	570	661	517	643	1,220	1,187
Amortization of intangibles	839	719	719	728	593	1,558	1,039
Asset dispositions expense	136	53	84	219	160	189	250
Net loss/(gain) on other real estate owned and repossessed assets	161	(346)	(161)	(96)	(201)	(185)	(252)
Early redemption cost for Federal Home Loan Bank advances	0	0	0	0	1,777	0	1,777
Other	3,975	3,910	3,207	3,672	3,548	7,885	6,636
Total Noninterest Expenses	41,625	34,746	30,297	33,435	34,808	76,371	67,149

Income Before Income Taxes	11,618	12,020	16,057	13,452	8,181	23,638	14,582
Income taxes	3,942	4,094	5,286	4,319	2,849	8,036	5,284

Net Income	$7,676	$7,926	$10,771	$9,133	$5,332	$15,602	$9,298

Per share of common stock:

Net income diluted	$0.18	$0.20	$0.28	$0.24	$0.14	$0.38	$0.25
Net income basic	0.18	0.20	0.29	0.24	0.14	0.38	0.26
Cash dividends declared	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Average diluted shares outstanding	43,556,285	39,498,835	38,252,351	38,169,863	38,141,550	41,538,769	36,797,259
Average basic shares outstanding	42,841,152	38,839,284	37,603,789	37,549,804	37,470,071	40,851,273	36,159,473

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except share data)	2017	2017	2016	2016	2016

Assets
Cash and due from banks	$88,133	$133,923	$82,520	$89,777	$113,028
Interest bearing deposits with other banks	36,490	10,914	27,124	77,606	13,774
Total Cash and Cash Equivalents	124,623	144,837	109,644	167,383	126,802

Securities:
Available for sale (at fair value)	1,016,744	909,275	950,503	866,613	923,560
Held to maturity (at amortized cost)	397,096	379,657	372,498	392,138	401,570
Total Securities	1,413,840	1,288,932	1,323,001	1,258,751	1,325,130

Loans held for sale	22,262	16,326	15,332	20,143	20,075

Loans	3,330,075	2,973,759	2,879,536	2,769,338	2,616,052
Less: Allowance for loan losses	(26,000)	(24,562)	(23,400)	(22,684)	(20,725)
Net Loans	3,304,075	2,949,197	2,856,136	2,746,654	2,595,327

Bank premises and equipment, net	56,765	58,611	58,684	59,035	63,817
Other real estate owned	8,497	7,885	9,949	12,734	8,694
Goodwill	101,739	64,649	64,649	64,649	64,123
Other intangible assets, net	16,941	13,853	14,572	15,291	16,154
Bank owned life insurance	88,003	85,237	84,580	44,044	43,729
Net deferred tax assets	52,195	55,834	60,818	58,848	62,648
Other assets	92,355	84,414	83,567	66,402	54,705
Total Assets	$5,281,295	$4,769,775	$4,680,932	$4,513,934	$4,381,204

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$1,308,458	$1,225,124	$1,148,309	$1,168,542	$1,146,792
Interest-bearing demand	934,861	870,457	873,727	776,480	776,388
Savings	376,825	363,140	346,662	340,899	330,928
Money market	861,119	821,606	802,697	858,931	860,930
Other time certificates	155,265	153,840	159,887	166,987	172,816
Brokered time certificates	149,270	66,741	7,342	8,218	9,216
Time certificates of $100,000 or more	189,660	177,737	184,621	190,436	204,246
Total Deposits	3,975,458	3,678,645	3,523,245	3,510,493	3,501,316

Securities sold under agreements to repurchase	167,558	183,107	204,202	167,693	183,387
Federal Home Loan Bank borrowings	395,000	302,000	415,000	305,000	151,000
Subordinated debt	70,381	70,311	70,241	70,171	70,101
Other liabilities	95,521	33,218	32,847	25,058	49,971
Total Liabilities	4,703,918	4,267,281	4,245,535	4,078,415	3,955,775

Shareholders' Equity
Common stock	4,339	4,075	3,802	3,799	3,799
Additional paid in capital	574,842	510,806	454,001	453,007	451,542
Accumulated earnings/(deficit)	1,945	(5,731)	(13,657)	(24,427)	(33,560)
Treasury stock	(1,768)	(1,172)	(1,236)	(691)	(482)
	579,358	507,978	442,910	431,688	421,299
Accumulated other comprehensive income/(loss), net	(1,981)	(5,484)	(7,513)	3,831	4,130
Total Shareholders' Equity	577,377	502,494	435,397	435,519	425,429
Total Liabilities & Shareholders' Equity	$5,281,295	$4,769,775	$4,680,932	$4,513,934	$4,381,204

Common Shares Outstanding	43,458,973	40,715,938	38,021,835	38,025,020	37,993,013

Note: The balance sheet at December 31, 2016 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2017		2016
(Dollars in thousands)	Second	First	Fourth	Third	Second

Credit Analysis
Net charge-offs (recoveries) - non-acquired loans	$368	$260	$142	$(1,328)	$(315)
Net charge-offs (recoveries) - acquired loans	(405)	(118)	141	(81)	(24)
Total net charge-offs (recoveries)	$(37)	$142	$283	$(1,409)	$(339)

Net charge-offs (recoveries) to average loans - non-acquired loans	0.05%	0.04%	0.02%	(0.20)%	(0.05)%
Net charge-offs (recoveries) to average loans - acquired loans	(0.05)	(0.02)	0.02	(0.01)	0.00
Total net charge-offs (recoveries) to average loans	0.00	0.02	0.04	(0.21)	(0.05)

Loan loss provision (recapture) - non-acquired loans	$1,690	$1,504	$1,161	$649	$423
Loan loss provision (recapture) - acquired loans	(289)	(200)	(161)	(99)	239
Total loan loss provision	$1,401	$1,304	$1,000	$550	$662

Allowance for loan losses - non-acquired loans	$25,809	$24,487	$23,243	$22,225	$20,248
Allowance for loan losses - acquired loans	191	75	157	459	477
Total allowance for loan losses	$26,000	$24,562	$23,400	$22,684	$20,725

Non-acquired loans at end of period	$2,722,866	$2,572,549	$2,425,850	$2,272,275	$2,047,881
Purchased noncredit impaired loans at end of period	594,077	388,228	440,690	484,006	554,519
Purchased credit impaired loans at end of period	13,132	12,982	12,996	13,057	13,652
Total loans	$3,330,075	$2,973,759	$2,879,536	$2,769,338	$2,616,052

Non-acquired loans allowance for loan losses to non-acquired loans at end of period	0.95%	0.95%	0.96%	0.98%	0.99%
Acquired loans allowance for loan losses to acquired loans at end of period	0.03	0.02	0.03	0.09	0.08
Discount for credit losses to acquired loans at end of period	3.37	4.25	4.18	4.24	3.96

End of Period
Nonperforming loans - non-acquired loans	$10,541	$10,557	$11,023	$10,561	$10,919
Nonperforming loans - acquired loans	6,632	6,428	7,048	7,876	4,360
Other real estate owned - non-acquired	1,748	2,790	3,041	3,681	3,791
Other real estate owned - acquired	1,645	1,203	1,203	1,468	1,644
Bank branches closed included in other real estate owned	5,104	3,892	5,705	7,585	3,259
Total nonperforming assets	$25,670	$24,870	$28,020	$31,171	$23,973

Restructured loans (accruing)	$16,941	$18,125	$17,711	$19,272	$20,337

Nonperforming loans to loans at end of period - non-acquired loans	0.32%	0.36%	0.38%	0.38%	0.42%
Nonperforming loans to loans at end of period - acquired loans	0.20	0.22	0.24	0.28	0.16
Total nonperforming loans to loans at end of period	0.52	0.57	0.62	0.66	0.58

Nonperforming assets to total assets - non-acquired	0.33%	0.36%	0.42%	0.48%	0.41%
Nonperforming assets to total assets - acquired	0.16	0.16	0.18	0.21	0.14
Total nonperforming assets to total assets	0.49	0.52	0.60	0.69	0.55

Average Balances
Total average assets	$5,082,002	$4,699,745	$4,572,188	$4,420,438	$4,206,800
Less: Intangible assets	114,563	78,878	79,620	80,068	69,449
Total average tangible assets	$4,967,439	$4,620,867	$4,492,568	$4,340,370	$4,137,351

Total average equity	$567,448	$466,847	$437,077	$430,410	$416,748
Less: Intangible assets	114,563	78,878	79,620	80,068	69,449
Total average tangible equity	$452,885	$387,969	$357,457	$350,342	$347,299

	June 30,	March 31,	December 31,	September 30,	June 30,
LOANS	2017	2017	2016	2016	2016

Construction and land development	$230,574	$174,992	$160,116	$153,901	$142,387
Commercial real estate	1,464,068	1,354,140	1,357,592	1,293,512	1,239,508
Residential real estate	991,144	893,674	836,787	833,413	794,321
Installment loans to individuals	178,595	165,039	153,945	145,523	115,513
Commercial and financial	465,138	385,189	370,589	342,502	323,466
Other loans	556	725	507	489	857
Total Loans	$3,330,075	$2,973,759	$2,879,536	$2,769,338	$2,616,052

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016

Customer Relationship Funding
Noninterest demand
Commercial	$995,720	$916,940	$860,449	$892,876	$860,953
Retail	238,506	234,109	220,134	209,351	211,722
Public funds	47,691	52,126	48,690	42,147	44,275
Other	26,541	21,949	19,036	24,168	29,842
	1,308,458	1,225,124	1,148,309	1,168,542	1,146,792

Interest-bearing demand
Commercial	155,178	117,629	102,320	100,824	102,105
Retail	659,906	613,121	591,808	567,286	549,301
Public funds	119,777	139,707	179,599	108,370	124,982
	934,861	870,457	873,727	776,480	776,388

Total transaction accounts
Commercial	1,150,898	1,034,569	962,769	993,700	963,058
Retail	898,412	847,230	811,942	776,637	761,023
Public funds	167,468	191,833	228,289	150,517	169,257
Other	26,541	21,949	19,036	24,168	29,842
	2,243,319	2,095,581	2,022,036	1,945,022	1,923,180

Savings	376,825	363,140	346,662	340,899	330,928

Money market
Commercial	351,871	313,094	286,879	313,200	293,724
Retail	427,575	414,886	411,696	411,550	419,821
Public funds	81,673	93,626	104,122	134,181	147,385
	861,119	821,606	802,697	858,931	860,930

Time certificates of deposit	494,195	398,318	351,850	365,641	386,278
Total Deposits	$3,975,458	$3,678,645	$3,523,245	$3,510,493	$3,501,316

Customer sweep accounts	$167,558	$183,107	$204,202	$167,693	$183,387

Total core customer funding (1)	$3,648,821	$3,463,434	$3,375,597	$3,312,545	$3,298,425

(1) Total deposits and customer sweep accounts, excluding certificates of deposits.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2017						2016
	Second Quarter			First Quarter			Second Quarter
	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$1,261,017	$8,379	2.66%	$1,279,246	$8,087	2.53%	$1,185,022	$6,603	2.23%
Nontaxable	28,092	316	4.50	27,833	441	6.34	28,445	459	6.45
Total Securities	1,289,109	8,695	2.70	1,307,079	8,528	2.61	1,213,468	7,062	2.33

Federal funds sold and other investments	72,535	604	3.34	56,771	510	3.64	110,636	433	1.57

Loans, net	3,266,812	38,263	4.70	2,918,665	31,949	4.44	2,532,533	29,392	4.67

Total Earning Assets	4,628,456	47,562	4.12	4,282,515	40,987	3.88	3,856,637	36,887	3.85

Allowance for loan losses	(25,276)			(24,036)			(20,185)
Cash and due from banks	99,974			105,803			92,159
Premises and equipment	59,415			58,783			63,149
Intangible assets	114,563			78,878			69,449
Bank owned life insurance	87,514			84,811			43,542
Other assets	117,355			112,991			102,049

Total Assets	$5,082,002			$4,699,745			$4,206,800

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$949,981	$262	0.11%	$834,244	$163	0.08%	$755,206	$161	0.09%
Savings	378,989	51	0.05	353,452	44	0.05	322,567	39	0.05
Money market	868,427	541	0.25	803,795	417	0.21	810,709	488	0.24
Time deposits	432,805	814	0.75	347,143	566	0.66	366,263	550	0.60
Federal funds purchased and securities sold under agreements to repurchase	174,715	194	0.45	181,102	153	0.34	195,802	129	0.26
Federal Home Loan Bank borrowings	323,780	780	0.97	426,144	702	0.67	171,011	215	0.51
Other borrowings	70,343	600	3.42	70,273	565	3.26	70,064	504	2.89

Total Interest-Bearing Liabilities	3,199,040	3,242	0.41	3,016,153	2,610	0.35	2,691,622	2,086	0.31

Noninterest demand	1,283,255			1,183,813			1,059,039
Other liabilities	32,259			32,932			39,391
Total Liabilities	4,514,554			4,232,898			3,790,052

Shareholders' equity	567,448			466,847			416,748

Total Liabilities & Equity	$5,082,002			$4,699,745			$4,206,800

Interest expense as a % of earning assets			0.28%			0.25%			0.22%
Net interest income as a % of earning assets		$44,320	3.84%		$38,377	3.63%		$34,801	3.63%

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2017			2016
	Year to Date			Year to Date
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$1,270,081	$16,466	2.59%	$1,090,662	$12,286	2.25%
Nontaxable	27,963	757	5.41	23,187	710	6.12
Total Securities	1,298,044	17,223	2.65	1,113,849	12,996	2.33

Federal funds sold and other investments	64,697	1,114	3.47	81,425	723	1.79

Loans, net	3,093,700	70,212	4.58	2,389,653	55,466	4.67

Total Earning Assets	4,456,441	88,549	4.01	3,584,927	69,185	3.88

Allowance for loan losses	(24,658)			(19,872)
Cash and due from banks	102,872			87,053
Premises and equipment	59,101			60,106
Intangible assets	96,819			53,228
Bank owned life insurance	86,170			43,594
Other assets	115,184			95,055

Total Assets	$4,891,929			$3,904,091

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$892,432	$425	0.10%	$732,645	$316	0.09%
Savings	366,291	95	0.05	312,887	76	0.05
Money market	836,289	958	0.23	739,087	900	0.24
Time deposits	390,211	1,380	0.71	335,332	863	0.52
Federal funds purchased and securities sold under agreements to repurchase	177,891	347	0.39	190,765	256	0.27
Federal Home Loan Bank borrowings	374,680	1,482	0.80	114,160	624	1.10
Other borrowings	70,308	1,165	3.34	70,025	1,000	2.87

Total Interest-Bearing Liabilities	3,108,102	5,852	0.38	2,494,901	4,035	0.33

Noninterest demand	1,233,809			982,635
Other liabilities	32,593			32,773
Total Liabilities	4,374,504			3,510,309

Shareholders' equity	517,425			393,782

Total Liabilities & Equity	$4,891,929			$3,904,091

Interest expense as a % of earning assets			0.26%			0.23%
Net interest income as a % of earning assets		$82,697	3.74%		$65,150	3.65%

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

Effective in the first quarter of 2017, adjusted net income and adjusted noninterest expense exclude the effect of amortization of acquisition-related intangibles. Prior periods have been revised to conform with the current period presentation.

	QUARTER					YTD
	Second	First	Fourth	Third	Second	June 30,	June 30,
(Dollars in thousands except per share data)	2017	2017	2016	2016	2016	2017	2016

Net income	$7,676	$7,926	$10,771	$9,133	$5,332	$15,602	$9,298

BOLI income (benefits upon death)	0	0	0	0	0	0	(464)
Security gains	(21)	0	(7)	(225)	(47)	(21)	(136)
Total Adjustments to Revenue	(21)	0	(7)	(225)	(47)	(21)	(600)

Merger related charges	5,081	533	561	1,699	2,446	5,614	6,768
Amortization of intangibles	839	719	719	728	593	1,558	1,039
Branch reductions and other expense initiatives	1,876	2,572	163	894	1,587	4,448	2,300
Early redemption cost for FHLB advances	0	0	0	0	1,777	0	1,777
Total Adjustments to Noninterest Expense	7,796	3,824	1,443	3,321	6,403	11,620	11,884

Effective tax rate on adjustments	(2,786)	(1,480)	(404)	(1,168)	(2,532)	(4,266)	(4,377)
Adjusted Net Income	$12,665	$10,270	$11,803	$11,061	$9,156	$22,935	$16,205
Earnings per diluted share, as reported	0.18	0.20	0.28	0.24	0.14	0.38	0.25
Adjusted Earnings per Diluted Share	0.29	0.26	0.31	0.29	0.24	0.55	0.44
Average shares outstanding (000)	43,556	39,499	38,252	38,170	38,142	41,543	36,797

Revenue	$54,644	$48,070	$47,354	$47,437	$43,651	$102,714	$82,592
Total Adjustments to Revenue	(21)	0	(7)	(225)	(47)	(21)	(600)
Adjusted Revenue	54,623	48,070	47,347	47,212	43,604	102,693	81,992

Noninterest Expense	41,625	34,746	30,297	33,435	34,808	76,371	67,149
Total Adjustments to Noninterest Expense	7,796	3,824	1,443	3,321	6,403	11,620	11,884
Adjusted Noninterest Expense	33,829	30,922	28,854	30,114	28,405	64,751	55,265

Adjusted Noninterest Expense	33,829	30,922	28,854	30,114	28,405	64,751	55,265
Foreclosed property expense and net (gain)/loss on sale	297	(293)	(78)	124	(41)	4	(3)
Net Adjusted Noninterest Expense	33,532	31,215	28,932	29,990	28,446	64,747	55,268

Adjusted Revenue	54,623	48,070	47,347	47,212	43,604	102,693	81,992
Impact of FTE adjustment	164	211	204	287	308	375	435
Adjusted Revenue on a fully taxable equivalent basis	54,787	48,281	47,551	47,499	43,912	103,068	82,427
Adjusted Efficiency Ratio	61.20%	64.65%	60.84%	63.14%	64.78%	62.82	67.05%

Average Assets	$5,082,002	$4,699,745	$4,572,188	$4,420,438	$4,206,800	$4,891,929	$3,904,091
Less average goodwill and intangible assets	(114,563)	(78,878)	(79,620)	(80,068)	(69,449)	(96,819)	(53,228)
Average Tangible Assets	4,967,439	4,620,867	4,492,568	4,340,370	4,137,351	4,795,110	3,850,863

Return on Average Assets (ROA)	0.61%	0.68%	0.94%	0.82%	0.51%	0.64%	0.48%
Impact of removing average intangible assets and related amortization	0.05	0.06	0.06	0.06	0.05	0.06	0.04
Return on Tangible Average Assets (ROTA)	0.66	0.74	1.00	0.88	0.56	0.70	0.52
Impact of other adjustments for Adjusted Net Income	0.36	0.16	0.05	0.13	0.33	0.26	0.33
Adjusted Return on Average Tangible Assets	1.02	0.90	1.05	1.01	0.89	0.96	0.85

Average Shareholders' Equity	$567,448	$466,847	$437,077	$430,410	$416,748	$517,425	$393,782
Less average goodwill and intangible assets	(114,563)	(78,878)	(79,620)	(80,068)	(69,449)	(96,819)	(53,228)
Average Tangible Equity	452,885	387,969	357,457	350,342	347,299	420,606	340,554

Return on Average Shareholders' Equity	5.4%	6.9%	9.8%	8.4%	5.1%	6.1%	4.7%
Impact of removing average intangible assets and related amortization	1.9	1.9	2.7	2.5	1.5	1.8	1.2
Return on Average Tangible Common Equity (ROTCE)	7.3	8.8	12.5	10.9	6.6	7.9	5.9
Impact of other adjustments for Adjusted Net Income	3.9	1.9	0.6	1.7	4.0	3.1	3.7
Adjusted Return on Average Tangible Common Equity	11.2	10.7	13.1	12.6	10.6	11.0	9.6